News Release

FOR IMMEDIATE RELEASE

Contact Information:

Elizabeth Gaal

Investor Relations Associate

Phone: 203-222-5942

Fax: 203-222-0130

Email: elizabeth.gaal@terex.com

TEREX CORPORATION ANNOUNCES SECOND QUARTER EARNINGS CONFERENCE CALL DATE

Westport, CT, July 10, 2008 - Terex Corporation (NYSE:TEX) will release its second quarter 2008 financial results on Wednesday, July 23, 2008 after market close. The Company will host a conference call to review the financial results on Thursday, July 24, 2008 at 8:30 a.m. EDT. Ronald M. DeFeo, Chairman and CEO, will host the call.

To access the call, dial 1-877-726-6603 on July 24, 2008 at least 10 minutes before the call is scheduled to begin. International participants should dial 1-706-634-5517. A simultaneous webcast of this conference call will also be available at www.terex.com in the Investor Relations section of the website.

A replay will be available shortly after the live call and can be accessed until Thursday, July 31, 2008 at 5:00 p.m. EDT. To access the telephone replay, please dial 1-800-642-1687 (International 1-706-645-9291) and enter conference id #54790569. To access the web replay of the call, go to the Investor Relations section of the Company’s website at www.terex.com.

Terex Corporation is a diversified global manufacturer with 2007 net sales of more than $9.1 billion. Terex operates in five business segments: Terex Aerial Work Platforms, Terex Construction, Terex Cranes, Terex Materials Processing & Mining, and Terex Roadbuilding, Utility Products and Other. Terex manufactures a broad range of equipment for use in various industries, including the construction, infrastructure, quarrying, surface mining, shipping, transportation, refining and utility industries. Terex offers a complete line of financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. More information on Terex can be found at www.terex.com.

Terex Corporation

200 Nyala Farm Road, Westport, Connecticut 06880

Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com